UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Brookline Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2006

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Brookline Bancorp, Inc. (the “Company”). The Annual Meeting will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446, at 10:00 a.m. on April 20, 2006.

The enclosed Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of five directors to the Board of Directors of the Company and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2006. For the reasons set forth in the Proxy Statement, the Board of Directors recommends a vote “FOR” the election of directors and “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Richard P. Chapman, Jr.
Richard P. Chapman, Jr.
President and Chief Executive Officer

Brookline Bancorp, Inc.

160 Washington Street

Brookline, Massachusetts 02445

(617) 730-3500

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 20, 2006

Notice is hereby given that the Annual Meeting of Brookline Bancorp, Inc. (the “Company”) will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446 at 10:00 a.m. on April 20, 2006.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.               the election of five directors to the Board of Directors;

2.               the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2006; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 1, 2006 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s Main Office, 160 Washington Street, Brookline, Massachusetts 02445, for the 10 days immediately prior to the Annual Meeting. It also will be available for inspection at the meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER FOR YOU TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ George C. Caner, Jr.
George C. Caner, Jr.
Secretary

March 14, 2006

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Brookline Bancorp, Inc.

160 Washington Street

Brookline, Massachusetts 02445

(617) 730-3500

ANNUAL MEETING OF STOCKHOLDERS

April 20, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brookline Bancorp, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446, on April 20, 2006, at 10:00 a.m., and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 14, 2006.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to the Secretary of the Company at the address shown above, delivering to the Company a duly executed proxy bearing a later date, or attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING SECURITIES AND VOTING PROCEDURES

Holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on March 1, 2006 (the “Record Date”) are entitled to one vote for each share then held, except as described below. As of the Record Date, the Company had 62,989,384 shares issued and 61,583,773 shares outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Broker non-votes and proxies marked ABSTAIN will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

In accordance with the provisions of the Company’s Certificate of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the five nominees proposed by the Board of Directors or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the ratification of the independent registered public accounting firm, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of the independent registered public accounting firm must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Company’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, including shares owned by its directors and executive officers.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership(1)	Outstanding (2)
All Directors and Executive Officers as a Group (19 persons)	5,784,411	9.4%

Principal Stockholders:

Third Avenue Management LLC (3)	5,253,000	8.5
622 Third Avenue
New York, New York 10017

Private Capital Management, L.P. (4)	5,196,350	8.4
8889 Pelican Bay Blvd.
Naples, Florida 34108

Advisory Research, Inc. (5)	5,053,523	8.2
180 North Stetson Street
Suite 5500
Chicago, Illinois 60601

Mac-Per-Wolf Company (6)	3,142,865	5.1
311 South Wacker Drive
Suite 6000
Chicago, Illinois 60606

Janus Capital Management LLC (7)	3,102,000	5.0
151 Detroit Street
Denver, Colorado 80206

(1)          A person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)          Calculated by dividing the number of shares in the second column of this table by the total shares of common stock outstanding at the Record Date (61,583,773 shares).

(3)          Based exclusively on a Schedule 13G/A filed by Third Avenue Management LLC on February 14, 2006.

(4)          Based exclusively on a Schedule 13G/A filed by Private Capital Management, L.P. on February 14, 2006.

(5)          Based exclusively on a Schedule 13G filed by Advisory Research, Inc. on February 16, 2006.

(6)          Based exclusively on a Schedule 13G/A filed by Mac-Per-Wolf Company on February 15, 2006.

(7)          Based exclusively on a Schedule 13G filed by Janus Capital Management LLC on February 14, 2006.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors currently is composed of 15 members. The Company’s bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as directors, Dennis S. Aronowitz, William G. Coughlin, John J. Doyle, Jr., Charles H. Peck and Joseph J. Slotnik, each of whom, except for Mr. Doyle, is currently a member of the Board of Directors and each of whom has been nominated to serve for a three-year period and until his or her successor has been elected and shall qualify.

The table below sets forth certain information regarding the composition of the Company’s Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

Names and Address (1)	Age	Positions Held	Director Since (2)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date (3)(4)(5)		Percent of Class (6)

NOMINEES

Dennis S. Aronowitz	74	Director	1991	2006	131,567			*
William G. Coughlin	73	Director	1976	2006	289,661		0.5%
John J. Doyle, Jr.	73	N/A	N/A	N/A	3,400			*
Charles H. Peck	65	Executive Vice President	1995	2006	847,994		1.4
Joseph J. Slotnik	69	Director	1970	2006	246,275		0.4

DIRECTORS CONTINUING IN OFFICE

Oliver F. Ames (7)	85	Director	1973	2006	293,386		0.5
David C. Chapin	69	Director	1989	2007	171,525		0.3
John L. Hall, II	66	Director	1983	2007	175,917		0.3
Hollis W. Plimpton, Jr.	75	Director	1974	2007	58,272			*
Rosamond B. Vaule	68	Director	1989	2007	181,423		0.3
Franklin Wyman, Jr.	84	Director	1974	2007	408,370		0.7
George C. Caner, Jr.	80	Secretary	1966	2008	144,226			*
Richard P. Chapman, Jr.	71	Chairman, President and Chief Executive Officer	1972	2008	1,678,397		2.7
John J. McGlynn	84	Director	2005	2008	35,258			*
William V. Tripp, III	67	Director	1975	2008	176,553		0.3
Peter O. Wilde	66	Director	1993	2008	169,343		0.3

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Paul R. Bechet	63	Senior Vice President, Chief Financial Officer and Treasurer	N/A	N/A	549,451		0.9
Cheryl B. Gorman	54	Senior Vice President	N/A	N/A	146,232			*
David J. Pallin	66	Senior Vice President	N/A	N/A	77,161			*

All Directors and Executive Officers as a Group (19 persons)					5,784,411	(4)	9.4%

(1)               The mailing address for each person listed is 160 Washington Street, Brookline, Massachusetts 02445.

(2)               Except for Mr. McGlynn, reflects initial appointment to the Board of Trustees of the Company’s mutual predecessor, Brookline Bank (the “Bank”). With the exception of Messrs. Aronowitz, Caner, Hall, Plimpton and Ms. Vaule, all directors of the Company serve as directors of the Bank.

(footnotes continued on next page)

(3)               See definition of “beneficial ownership” in the table in “Security Ownership of Certain Beneficial Owners.”  The shares of common stock in this column include 2,822,705 shares in total and by individual the following shares which may be acquired by the persons indicated pursuant to the exercise of stock options within 60 days of the Record Date:  Mr. Aronowitz – 65,595; Mr. Coughlin – 91,105; Mr. Doyle –none; Mr. Peck – 456,587; Mr. Slotnik – 127,478; Mr. Ames – 112,478; Mr. Chapin – 90,609; Mr. Hall – 79,674; Mr. Plimpton – 31,870; Ms. Vaule – 79,674; Mr. Wyman – 191,218; Mr. Caner – 69,674; Mr. Chapman – 854,958; Mr. McGlynn – none; Mr. Tripp – 99,609; Mr. Wilde – 99,609; Mr. Bechet – 232,567; Ms. Gorman – 100,000; and Mr. Pallin – 40,000.

(4)               Includes 75,410 shares of Common Stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 685,161 shares of Common Stock (representing 1.1% of the shares of Common Stock outstanding as of the Record Date) owned by the ESOP for the benefit of the employees of the Company and the Bank. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

(5)               Includes 435,102 shares of Common Stock awarded to directors and executive officers under the 2003 Recognition and Retention Plan (422,800 shares) and the 1999 Recognition and Retention Plan (12,302 shares) that vest on varying dates from April 19, 2006 through October 16, 2009. Included in that total are the following shares by individual:  Mr. Aronowitz – 9,000; Mr. Coughlin – 18,000; Mr. Doyle – none; Mr. Peck – 60,750; Mr. Slotnik – 18,000; Mr. Ames – 18,000; Mr. Chapin – 10,800; Mr. Hall – 9,000; Mr. Plimpton – 4,500; Ms. Vaule – 9,000; Mr. Wyman – 24,750; Mr. Caner – 9,000; Mr. Chapman – 121,500; Mr. McGlynn – none; Mr. Tripp – 13,500; Mr. Wilde – 11,700; Mr. Bechet – 52,802; Ms. Gorman – 25,600; and Mr. Pallin – 19,200.

(6)               Percent of Class is calculated by dividing the number of shares in the sixth column of this table by the total shares of Common Stock outstanding at the Record Date (61,583,773 shares).

(7)               Mr. Ames is not standing for election for another term.

*                      Less than three-tenths of 1%.

N/A      Not applicable.

The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

Oliver F. Ames has served as a member of the Executive Committee of the Bank since 1974. Mr. Ames serves on the board of directors of a number of civic and charitable organizations. From 1962 through 1970, Mr. Ames served as a State Senator.

Dennis S. Aronowitz, an attorney, retired in 1996 from Boston University where he served on the faculty of the Law School since 1967 and was Director of the Banking Law Center and Graduate Banking Law programs. He also is a trustee of a number of John Hancock mutual funds.

George C. Caner, Jr. serves as the Secretary of the Company. Mr. Caner is an attorney at the law firm of Ropes & Gray, where he was a partner from 1965 through 1996. Mr. Caner currently is Of Counsel at the firm.

David C. Chapin is a Principal of Chapin Properties Team Ltd., a real estate investment, property appraisal and management company, and has served in that capacity since August 2004. From 1998 to August 2004, he was a Principal of T. H. Niles Real Estate Group, Inc., a real estate investment, property appraisal and management company.

Richard P. Chapman, Jr. has served as President of the Bank from 1973 through April 2000 and Chairman and Chief Executive Officer since 1975. He has served as Chairman, President and Chief Executive Officer of the Company since its organization in 1998. Mr. Chapman is also a trustee of a number of John Hancock mutual funds and the Vice Chairman of the Board of Trustees of Northeastern University.

William G. Coughlin became a member of the Executive Committee in 1997. Mr. Coughlin is a private investor in commercial real estate.

John J. Doyle, Jr. is a bank consultant who has served as President and Chief Executive Officer of three community banks. Previously, he was a partner at KPMG from 1969 through 1991.

John L. Hall, II is President of Hall Properties, Inc., a real estate investment, management and development company, and has served in that capacity since 1989.

John J. McGlynn became a Director on January 7, 2005, the date the Company acquired Mystic Financial, Inc. (“Mystic”). Mr. McGlynn served as Chairman of the Board of Directors of Mystic and was a Director of its subsidiary bank, Medford Co-Operative Bank since 1966. From 1998 to 2003, he served as the Director of Special

Projects for the Middlesex Sheriff’s Department, which involved overseeing the establishment and operation of community counseling centers.

Charles H. Peck became President of the Bank in April 2000 and is an Executive Vice President of the Company. He has served as the Senior Loan Officer of the Bank since 1970.

Hollis W. Plimpton, Jr. is a retired priest who serves Sherrill House and is a priest emeritus for Grace Episcopal Church in Norwood, Massachusetts.

Joseph J. Slotnik has served as a member of the Executive Committee since 1974. Mr. Slotnik is a private investor and previously was managing partner of the Boston office of a brokerage and investment firm.

William V. Tripp, III is an attorney and partner at Choate Hall & Stewart, and has been with that firm since 2001. Previously, he was a partner at Holland & Knight, LLP and had been with that firm since 1968.

Rosamond B. Vaule is active in volunteer work for various educational and charitable organizations.

Peter O. Wilde became President of Tuftane Extrusion Technologies, Inc., a manufacturing company, in 1998. In 1997, he was Managing Director of Beckwith Bemis Incorporated, a coatings and finishing company. Previously, he was Vice President of Finance and Administration at Ran Demo, Inc., a materials technology company, and served in that position since 1991.

Franklin Wyman, Jr. became a member of the Executive Committee in 1979. He was designated lead independent director by the Board of Directors of the Company in January 2004. Mr. Wyman is Chairman of O’Conor, Wright, Wyman, Inc., a consulting firm providing advisory services in mergers and acquisitions, where he has been since 1984. He retired as a director of Fitchburg Gas & Electric Company in 1999 and retired as a director of Unitil Corporation, an electric utility company in New Hampshire, in 2000.

Executive Officers of the Company Who Are Not Directors

Paul R. Bechet became Executive Vice President of the Bank in 2004 and has served as the Chief Financial Officer of the Bank since June 1997. He also serves as Senior Vice President and Chief Financial Officer of the Company. He became Treasurer of the Bank and the Company in January 2002. Mr. Bechet is a certified public accountant who, prior to joining the Bank, was a partner at KPMG LLP since 1972. His primary areas of responsibility include financial reporting and risk management.

Cheryl B. Gorman is Senior Vice President of the Bank, a position she has held since April 2002. Her primary areas of responsibility include retail banking and marketing. Prior to joining the Bank, Ms. Gorman was with Compass Consulting Group, a firm she co-founded in 1986 that provides consulting services to financial institutions. Prior to 1986, she was Vice President in the retail banking group of Rhode Island Hospital Trust and held officer positions in Rhode Island at Columbus Bank and Citizens Bank.

David J. Pallin is Senior Vice President of the Bank, a position he has held since November 2002. His primary area of responsibility is indirect automobile lending. Prior to joining the Bank, Mr. Pallin was the Collection and Liquidation Overseer at Bankvest Capital Corporation since 2001, Vice President-Automotive Lease and Finance Sales and Marketing Manager at Chevy Chase Bank since 2000 and Senior Vice President and Head of Consumer Lending at USTrust since 1994.

Board Independence

The Board of Directors has determined that, except as to Messrs. Chapman and Peck, each member of the Board of Directors is an “independent director” within the meaning of the Nasdaq corporate governance listing standards. Messrs. Chapman and Peck are not considered independent because they are executive officers of the Company.

Ownership Reports by Officers and Directors

The Common Stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s Common Stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company’s Common Stock to file a Form 3, 4 or 5 on a timely basis. All of the Company’s officers and directors filed these reports on a timely basis in 2005, except for the reporting by Mr. Pallin on November 4, 2005 of the purchase through a dividend reinvestment program of 92 shares on February 16, 2004 and the reporting by Mr. Coughlin on December 22, 2005 of the purchase through a dividend reinvestment program of 1,289 shares on August 15, 2005 and 444 shares on November 15, 2005.

Meetings and Committees of the Board of Directors

The business of the Boards of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their committees. The Board of the Company has the following committees:  Audit Committee, CRA Committee, Compensation Committee, Executive Committee and Nominating Committee. The Board of the Bank has the following committees:  Audit Committee, Compensation Committee, Executive Committee, Loan Committee, Nominating Committee and Watch Committee.

During the year ended December 31, 2005, the Board of Directors of the Company held four meetings and the Board of Directors of the Bank held 12 meetings. During the year ended December 31, 2005, no director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served.

The CRA Committee consists of directors Ames, Aronowitz, Vaule and Wilde. The Committee met quarterly during the year ended December 31, 2005 to review the status of the Bank’s CRA program and any reports issued by regulators resulting from their examination of the Bank’s compliance with CRA regulations.

The Compensation Committee of the Company and the Bank consists of directors Ames, Slotnik, Tripp and Wyman. The Committee met five times during the year ended December 31, 2005 to review executive compensation, employment contracts and other contractual matters. It recommends the compensation to be paid to the Company’s five highest paid officers (prior to 2006, the three highest paid officers), reviews the parameters that must be met for bonuses to be paid to those officers and approves the actual amounts of bonuses paid. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The report of the Compensation Committee is included elsewhere in this proxy statement.

The Executive Committee consists of directors Ames, Chapman, Coughlin, Slotnik and Wyman. The Committee met 13 times during the year ended December 31, 2005 to exercise general control and supervision of all matters pertaining to the interests of the Company and the Bank, subject at all times to the direction of the Board of Directors.

The Loan Committee consists of directors Chapman, Coughlin and Wyman. The Committee generally meets bi-weekly to review and approve all loan requests over $1,000,000.

The Watch Committee consists of directors Chapman and Slotnik. The Committee met quarterly during the year ended December 31, 2005 to review the status of the loan portfolio and OREO properties, the classification of loans and the adequacy of the allowance for losses on loans and OREO.

The Nominating Committee

The Nominating Committee of the Company and the Bank consists of directors Coughlin, Wilde and Wyman. Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Company’s Board of Directors has adopted a written charter for the Committee, which is available at the Company’s website at www.brooklinebank.com. The Committee met three times during the year ended December 31, 2005.

The functions of the Nominating Committee include the following:

•                                          to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

•                                          to review and monitor compliance with the requirements for board independence; and

•                                          to review the committee structure and make recommendations to the Board regarding committee membership.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•                                          has personal and professional ethics and integrity and whose values are compatible with the Company’s;

•                                          has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•                                          is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•                                          is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•                                          is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

•                                          has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Procedures for the Nomination of Directors by Stockholders

The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by the Company’s stockholders. Stockholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary, at 160 Washington Street, Brookline, Massachusetts 02445. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•                                          the name and address of the stockholder as he or she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•                                          the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•                                          a statement of the candidate’s business and educational experience;

•                                          such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•                                          a statement detailing any relationship between the candidate and the Company;

•                                          a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•                                          detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•                                          a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Other Matters and Advance Notice Procedures.”

Stockholder Communications with the Board

A stockholder of the Company who wishes to communicate with the Board of Directors or with any individual Director can write to the Corporate Secretary of the Company, at 160 Washington Street, Brookline, Massachusetts 02445, Attention:  Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•                                          forward the communication to the Director or Directors to whom it is addressed;

•                                          attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•                                          not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website at www.brooklinebank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

The Audit Committee

The Audit Committee of the Company consists of directors Chapin, Tripp and Wilde. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that Mr. Wilde qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC, primarily through:

•                                          his experience serving on the Company’s Audit Committee for over ten years, including the eight years that the Company has been a publicly-owned stock company;

•                                          his educational background which includes an MBA from the Harvard University Graduate School of Business Administration; and

•                                          his experience in serving in managerial positions, including chief financial officer, at non-public companies.

The Committee reviews the contents of and conclusions in audit reports prepared by the internal auditor and the Company’s independent registered public accounting firm, reviews and approves the annual engagement of the Company’s independent registered public accounting firm, the Company’s audit policy, the internal audit function and the plan of audit coverage, and reviews with management and the Company’s independent registered public accounting firm, the Company’s financial statements and internal controls. The Audit Committee of the Company met eight times during the year ended December 31, 2005.  The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Company, the current version of which is appended to this proxy statement as Exhibit A. The charter is available at the Company’s website at www.brooklinebank.com.

Audit Committee Report

In accordance with rules established by the SEC, the Audit Committee of the Company has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•                                          reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the year ended December 31, 2005 and the audit of management’s assessment of, and the effectiveness of, internal control over financial reporting;

•                                          discussed with the independent registered public accounting firm of the Company the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•                                          received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. In addition, the Audit Committee recommended that the Board of Directors appoint KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, subject to the ratification of this appointment by the stockholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities

Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

David C. Chapin

William V. Tripp, III

Peter O. Wilde

Performance Graph

Set forth hereunder is a performance graph comparing (a) the total return on the Common Stock for the period beginning on December 31, 2000 through December 31, 2005, (b) the cumulative total return on stocks included in the Russell 2000 Index over such period, (c) the cumulative total return on stocks included in the SNL New England Thrift Index over such period, and (d) the cumulative total return on stocks included in the SNL $1 billion to $5 billion Thrift Index over such period.

The cumulative total return on the Common Stock was computed assuming the reinvestment of cash dividends during the period.

Brookline Bancorp, Inc.

Total Return Performance

	Period Ended
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Brookline Bancorp, Inc.	100.00	147.46	240.84	322.32	360.08	327.95
Russell 2000	100.00	102.49	81.49	120.00	142.00	148.46
SNL New England Thrift Index	100.00	121.16	156.16	224.13	292.73	317.47
SNL $1B-$5B Thrift Index	100.00	142.57	182.57	273.83	310.33	307.62

There can be no assurance that the Common Stock’s performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

Compensation Committee Interlocks and Insider Participation

The full Board of Directors of the Company approves the salaries to be paid each year to the three highest paid officers of the Company, based on the recommendations of the Compensation Committee. Richard P. Chapman, Jr. and Charles H. Peck are directors of the Company in addition to being executive officers of the Company and of the Bank. Messrs. Chapman and Peck do not participate in the Board of Directors’ determination of compensation for their respective offices.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

Under rules established by the SEC, the Company is required to provide certain data and information regarding compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this proxy statement.

The Committee annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the employment agreements of the Chief Executive Officer and other executive officers should be extended, the Committee generally takes into account the individual performance of each executive officer and the performance of the Company under the direction of the executive officers. Other factors considered by the Committee include each executive officer’s general managerial oversight of the Company, the quality of communications with the Board of Directors, and the Company’s record of compliance with regulatory requirements. In 2005, in considering whether to extend the terms of the employment agreements of Messrs. Chapman and Peck, the Committee also took into account that these officers were serving beyond their normal retirement dates, and that in planning for their eventual succession, the Board of Directors should optimize its flexibility. Accordingly, the Committee recommended that the employment agreements of these officers not be extended, with the result that the employment agreements of these officers will expire on February 25, 2009.

While the Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other executive officers, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the profitability and scope of the Company’s operations, the experience, expertise and management skills of the executive officers and their roles in the future success of the Company, as well as compensation surveys prepared by banking associations and professional firms to determine compensation paid to executives performing similar duties for similarly-sized financial institutions in the New England and Mid-Atlantic Regions. In 2005, the Committee also considered the successful consolidation of the Mystic Financial, Inc. acquisition, the 2006-2008 Strategic Plan developed for the Company, and recent initiatives to expand and diversify Brookline Bank’s lending operations. While each of the quantitative and non-quantitative factors described above was considered by the Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered.

The amount of bonus payments to an executive officer is based on the performance of the Company as measured against certain quantitative thresholds. Specifically, bonus payments are based on the Company’s level of net operating income and non-performing assets. In 2005, the Committee, after taking into account the foregoing quantitative criteria and other factors, established the bonus payments for the executive officers.

With respect to Richard P. Chapman, Jr., the Chief Executive Officer, the Committee recommended to the full Board of Directors a $20,000 increase in base salary to $500,000 for 2005. Mr. Chapman’s annual bonus was increased by $16,008 to $145,320 for 2005.

This report has been provided by the Compensation Committee:

Oliver F. Ames	Joseph J. Slotnik
William V. Tripp, III	Franklin Wyman, Jr.

Directors’ Compensation

Executive officers of the Company and the Bank receive no fees for service on the Board of Directors of the Company and the Bank or on any committees of the Boards. Directors of the Company receive an annual retainer of $2,000 and directors of the Bank receive an annual retainer of $5,000. Directors of the Company receive fees of $750 for each meeting attended except for the Secretary of the Company who receives $900 for each meeting. No additional fees are paid to directors who also attend meetings of the Bank held on the same day as meetings of the Company.

Members of the Audit Committee, the Compensation Committee and the CRA Committee receive fees of $750 for each meeting attended. The Chairman of the Audit Committee receives an additional annual retainer of $2,000. The Chairman of the Compensation Committee receives an additional annual retainer of $1,000. Members of the Executive Committee of the Bank receive an annual retainer of $5,000 plus fees of $750 for each meeting attended. The Vice Chairman of the Committee receives an additional retainer of $4,000. Members of the Loan Committee of the Bank receive fees of $750 for each meeting attended. The outside director on the Watch Committee receives an annual retainer of $5,000 and an additional $2,000 for serving as Chairman of the Committee.

Executive Compensation

The following table sets forth the cash compensation paid and bonuses accrued as well as certain other compensation paid or accrued for services rendered in all capacities during the years ended December 31, 2005, 2004 and 2003 to the Chief Executive Officer of the Company and the four other executive officers of the Company who received total annual compensation in excess of $100,000 (“Named Executive Officers”).

Long-term Compensation
					Awards		Payout
	Year	Annual Compensation			Restricted	Options/
Name and Principal Position	Ended 12/31	Salary	Bonus	Other Annual Compensation (1)(2)	Stock Awards (3)	SARS (#)	LTIP Payouts	All Other Compensation (4)
Richard P. Chapman, Jr. Chairman, President and Chief Executive Officer	2005 2004 2003	$500,000 480,000 460,000	$145,320 129,312 134,412	$36,237 31,024 29,435	$ — — 4,041,630	— — 300,000	— — —	$25,966 33,440 38,273

Charles H. Peck, Executive Vice President	2005 2004 2003	227,500 220,000 215,000	55,100 49,390 52,353	41,965 29,816 27,495	— — 2,020,815	— — 175,000	— — —	25,966 33,440 38,273

Paul R. Bechet Senior Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	200,000 190,000 180,000	48,440 52,655 43,830	26,420 24,901 24,229	— — 1,347,210	— — 115,000	— — —	25,966 33,440 38,273

Cheryl B. Gorman Senior Vice President	2005 2004 2003	150,000 143,000 140,000	36,330 32,104 34,090	20,128 18,584 16,820	— — 598,760	— — 60,000	— — —	22,517 28,886 13,392

David J. Pallin Senior Vice President	2005 2004 2003	147,500 140,000 135,000	45,172 17,500 32,822	26,496 26,004 16,452	— — 449,070	— — 40,000	— — —	20,402 28,185 —

(1)               The Company also provides certain members of senior management with the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.

(2)               Includes premiums paid for group term life insurance and medical and dental insurance coverage, and contributions under the Bank’s defined contribution plan.

(3)               The following number of shares of Common Stock were awarded under the 2003 Recognition and Retention Plan on October 16, 2003 to: Mr. Chapman – 270,000; Mr. Peck – 135,000; Mr. Bechet – 90,000; Ms. Gorman – 40,000 and Mr. Pallin – 30,000. The market value per share was $14.969. The shares awarded to Mr. Chapman, Mr. Peck and Mr. Bechet vest as follows: 25.0% on January 2, 2004 and 15.0% each on January 2, 2005, 2006, 2007, 2008 and 2009. The shares awarded to Ms. Gorman and Mr. Pallin vest as follows: 20% on October 16, 2004 and 16.0% each on October 16, 2005, 2006, 2007, 2008 and 2009. Dividends are paid on all shares awarded.

(4)               Represents the market value of shares allocated to officers’ accounts pursuant to the Employee Stock Ownership Plan as of the allocation dates.

Employment and Severance Agreements

Employment Agreements. The Bank has entered into substantially identical employment agreements with Messrs. Chapman and Peck. The Board of Directors undertook its annual review of the employment agreements with Messrs. Chapman and Peck and determined not to extend them. In making this decision, the Board noted that Messrs. Chapman and Peck are serving beyond their normal retirement dates and that in planning for their eventual succession, the Board should enhance its flexibility. By providing notice that their agreements will not be extended, the termination date of the agreements is set to February 25, 2009. The Board recognizes that as the maturity dates of the employment agreements approach, it may be in the best interest of the Company to negotiate new contracts for the executive officers.

Under the agreements, the current Base Salaries for Messrs. Chapman and Peck are $530,000 and $235,000, respectively. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive’s employment for reasons other than for cause, or in the event of the executive’s resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive’s functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the Base Salary and the highest bonus paid during any of the last three years. Messrs. Chapman and Peck would receive an aggregate of approximately $2,891,000 pursuant to their employment agreements upon a change in control of the Bank or the Company, based upon current levels of compensation. The Bank also would continue the executive’s life, health, dental and disability coverage for 36 months from the date of termination. In the event the payments to the executive include an “excess parachute payment” as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

Under the agreement, the executive’s employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive’s retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive’s disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay him his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive’s death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental and other benefits to his family for one year. The employment agreement provides that, following his termination of employment, the executive will not compete with the Bank for a period of one year.

Severance Agreements. The Bank has entered into severance agreements (the “Severance Agreements”) with 14 other officers of the Bank, including Mr. Bechet, Ms. Gorman and Mr. Pallin, which provide certain benefits in the event of a change in control of the Bank or the Company. Each of the Severance Agreements is for a term of one year (except for one Severance Agreement with a two-year term). Commencing on each anniversary date, the Board of Directors may extend any Severance Agreement for an additional year. The Severance Agreements enable the Bank to offer to designated officers certain protections against termination without cause in the event of a “change in control.” For these purposes, a “change in control” is defined generally to mean: (i) consummation of a plan of reorganization, merger or sale of substantially all of the assets of the Bank or the Company where the Bank or the Company is not the surviving entity; (ii) changes to the Board of Directors of the Bank or the Company whereby individuals who constitute the current Board cease to constitute a majority of the Board, subject to certain exceptions; (iii) a “change in control” as that term is defined in the Bank Holding Company Act; (iv) a transaction or occurrence whereby any person becomes the beneficial owner of 25% or more of the voting securities of the Company; and (v) a tender offer is made for 25% or more of the voting securities of the Company and 25% or more of the stockholders have tendered their shares. These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the Bank may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections. Although the

Severance Agreements may have the effect of making a takeover more expensive to an acquiror, the Bank believes that the benefits of enhancing the Bank’s ability to attract and retain qualified management persons by offering the Severance Agreements outweighs any disadvantage of such agreements.

Following a change in control of the Company or the Bank, an officer is entitled to a payment under the Severance Agreement if the officer’s employment is involuntarily terminated during the term of such agreement, other than for cause, as defined, or if the officer voluntarily terminates employment during the term of such agreement as the result of a demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of the officer’s principal place of employment by more than 30 miles from its location immediately prior to the change in control. In the event that an officer who is a party to a Severance Agreement is entitled to receive payments pursuant to the Severance Agreement, the officer will receive a cash payment up to a maximum of one times the average of the three preceding years’ annual base salary and bonuses, except for one officer who will receive a payment up to a maximum of two times his annual base salary. Mr. Bechet, Ms. Gorman and Mr. Pallin would receive an aggregate of approximately $589,000 and the remaining officers would receive an aggregate of approximately $1,483,000, pursuant to their severance agreements upon a change in control of the Bank or the Company. In addition to the severance payment, each covered officer is entitled to receive life, health, dental and disability coverage for a period of up to 12 months from the date of termination. Notwithstanding any provision to the contrary in the Severance Agreement, payments under the Severance Agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Compensation of Officers and Directors through Benefit Plans

Medical, Dental, Life and Other Similar Employee Benefit Plans. The Bank provides eligible employees (i.e., generally full-time employees and employees who work more than 20 hours per week) with group life (after three months of employment), accidental death and dismemberment, and long-term disability coverage. For its eligible employees, the Bank pays 80% of the monthly premiums for group health coverage and 50% of the monthly premiums for individual and family dental coverage. For Messrs. Chapman and Peck, the Bank pays 100% of such premiums. The Bank pays 100% of the monthly premiums for group life insurance coverage after the employee has completed one year of service. The Bank also sponsors a flexible benefits plan under which employees can pay their ratable share of health insurance premiums on a pre-tax basis, a medical expense reimbursement plan under which employees can defer their salary on a pre-tax basis to cover the costs of certain medical expenses not reimbursed through insurance or otherwise, and a dependent care plan under which employees can defer their salary on a pre-tax basis to cover qualified dependent care expenses.

Supplemental Retirement Income Agreement. The Bank has entered into non-qualified supplemental retirement income agreements (“SRIA”) for the benefit of Messrs. Chapman and Peck that provide them with benefits generally equal to 70% of their average compensation for the three calendar years with the highest rate of compensation in the ten calendar year period prior to retirement, reduced by any distribution they are entitled to receive from the Bank’s pension plan and one-half of any Social Security benefits.

Retirement benefits under the SRIA are generally payable as a monthly benefit or, at the election of the Bank, as a lump sum benefit. The monthly benefits are payable on early or normal retirement or disability and continue until the later of the executive’s death or 15 years from Mr. Peck’s retirement (20 years in the case of Mr. Chapman). Monthly benefits are provided for designated beneficiaries of participants who do not survive until retirement commencing on the date of death and ending on the earlier of (1) the date the executive would have attained his standard life expectancy or (2) 15 years from the date of death in the case of Mr. Peck (20 years in the case of the death of Mr. Chapman). Under the SRIAs, in the case of a change in control, the executive (or in the event of the executive’s death, his beneficiary) is irrevocably entitled to elect a lump sum benefit equal to the actuarial equivalent of the monthly benefit to which the executive is entitled at such time. The SRIA is considered an unfunded plan for tax and ERISA purposes. For the year ended December 31, 2005, the Bank charged to expense under the SRIA $240,000 and $60,000 to Mr. Chapman and Mr. Peck, respectively. All obligations under the SRIA are payable from the general assets of the Bank.

401(k) Plan. The Bank maintains the Savings Banks Employees Retirement Association 401(k) Plan which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the “401(k) Plan”). All employees who have attained age 21 are eligible to participate.

Under the 401(k) Plan, participants were permitted to make salary reduction contributions equal to the lesser of 75% of compensation or $14,000 in 2005 (as indexed annually). Those plan participants who are age 50 or older were permitted to make salary reduction contributions equal to the lesser of 75% of compensation or $18,000 in 2005 (as indexed annually). For these purposes, “compensation” includes wages reported on federal income tax form W-2, but does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $210,000). All employee contributions and earnings thereon are fully and immediately vested.

Defined Contribution Plan. The Bank has a defined contribution plan under which it provided annual contributions equal to 5% of each participant’s compensation up to $210,000 in 2005. In order to be fully vested in the Bank’s annual contribution, a participant must complete three years of service with the Bank or the Company in which he works 1,000 hours or more. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship. The plan permits employees to direct the investment of their own accounts into various investment options.

Plan benefits will be paid to each participant in the form of a life annuity (or joint and survivor annuity if married) upon retirement or death unless an alternate form of distribution (lump sum or equal payments over a fixed period) is selected. If a participant terminates employment prior to retirement, his vested benefit will be held by the plan until the participant elects to receive his benefit from the plan. If a participant (and the participant’s spouse, if married) elects to receive benefits after termination of employment prior to normal or early retirement age, benefits will be paid in a lump sum. Normal retirement age under the Plan is age 65. Early retirement age under the Plan is 59½.

Employee Stock Ownership Plan and Trust. The Bank has implemented an Employee Stock Ownership Plan (the “ESOP”). Employees with at least one year of employment in which they work 1,000 hours or more with the Bank and who have attained age 21 are eligible to participate. The ESOP has borrowed funds from the Company and used those funds to purchase shares of the Common Stock of the Company. Collateral for the loan is the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank’s contributions to the ESOP over a maximum of 30 years. The interest rate for the loan is fixed at 8.50%. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. For the plan year ended December 31, 2005, 58,060 shares were released from the suspense account and allocated to employees. Benefits generally vest over a seven-year period. Benefits generally vest at the rate of 20% per year beginning in the third year of service until a participant is 100% vested after seven years or upon normal retirement (as defined in the ESOP), disability or death of the participant or a change in control (as defined in the ESOP). A participant who terminates employment for reasons other than death, retirement or disability prior to seven years of credited service will forfeit the nonvested portion of his benefits under the ESOP. Benefits will be payable in the form of Common Stock and cash upon death, retirement, early retirement, disability or separation from service. The Bank’s contributions to the ESOP are discretionary, subject to the loan terms and tax law limits and, therefore, benefits payable under the ESOP cannot be estimated. The Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

The Bank’s Board of Directors administers the ESOP. The Bank has appointed an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

Stock Benefit Plans

The Board of Directors of the Company has adopted the 1999 Stock Option Plan, the 2003 Stock Option Plan, the 1999 Recognition and Retention Plan and the 2003 Recognition and Retention Plan, all of which plans have been approved by stockholders. Pursuant to the Recognition and Retention Plans, awards were made to directors and certain executive officers and employees of the Company and affiliates of the Company as determined by the Compensation Committee, which administers the plans. Awards vest for such participants in accordance with schedules determined by the committee. If a recipient ceases continuous service with the Company or the Bank due to normal retirement (except with respect to the 2003 Recognition and Retention Plan), death or disability, or following a change in control, shares subject to restrictions will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to the Company. Recipients have the right to vote nonvested shares that have been awarded and will receive dividends declared on such shares.

Pursuant to the Stock Option Plans, options to purchase common stock of the Company were granted to directors and certain executive officers and employees of the Company and affiliates of the Company, as determined by the Compensation Committee which administers the plans. The committee also determines the period over which such awards will vest and become exercisable. The plans provide for awards in the form of stock options, reload options, limited stock appreciation rights and dividend equivalent rights.

No options were granted to the Named Executive Officers during 2005.

Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2005 and options exercised by the Named Executive Officers during 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

	Shares Acquired	Value	Number of Options at Year-End	Value of Unexercised in-the- money Options at Year-End(1)
Name	Upon Exercise	Realized	Exercisable/Unexercisable (#)	Exercisable/Unexercisable
Richard P. Chapman, Jr.	—	$—	854,958/—	$5,120,043/$ —
Charles H. Peck	—	—	456,587/—	$2,597,922/$ —
Paul R. Bechet	—	—	232,567/—	$1,084,673/$ —
Cheryl B. Gorman	—	—	100,000/—	$50,400/$ —
David J. Pallin	—	—	40,000/—	$ — /$ —

(1)   Calculated based on the difference between the exercise price of the options and the last trade price of the Common Stock on December 31, 2005.

Set forth below is information as of December 31, 2005 regarding equity compensation plans categorized by those plans that have been approved by stockholders and those plans that have not been approved by stockholders.

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance under Plans
Equity compensation plans approved by stockholders	3,177,988	$9.34	1,525,854	(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,177,988	$9.34	1,525,854	(1)

(1)     Consists of 29,774 shares and 107,600 shares available for future issuance pursuant to the 1999 and 2003 Recognition and Retention Plans, respectively, and 245,980 shares and 1,142,500 shares underlying options available for future issuance pursuant to the 1999 and 2003 Stock Option Plans, respectively.

Transactions with Certain Related Persons

All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons. The balance of loans outstanding to directors, executive officers and their related interests amounted to $2,981,000 at December 31, 2005. The Sarbanes-Oxley Act of 2002 generally prohibits an issuer from:  (i) extending or maintaining credit; (ii) arranging for the extension of credit; or (iii) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, however, one of which is applicable to the Company. Namely, this prohibition does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company’s directors and officers by the Bank are made in conformity with the Federal Reserve Act and regulations promulgated thereunder.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors of the Company has approved the engagement of KPMG LLP to be the Company’s independent registered public accounting firm for the 2006 fiscal year, subject to the ratification of the engagement by the Company’s stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the Company’s fiscal year ending December 31, 2006. A representative of KPMG LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

Set forth below is certain information concerning aggregate fees billed for professional services rendered during fiscal year 2005 and 2004 by KPMG LLP, the Company’s independent registered public accounting firm. The aggregate fees included in the Audit category were fees billed for the fiscal years for the audit of the Company’s annual financial statements, the audit of management’s report on internal control over financial reporting and the review of the Company’s quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the fiscal years.

	2005	2004
Audit Fees	$386,500	$370,000
Audit-Related Fees	16,500	—
Tax Fees	54,075	48,250
All Other Fees	—	—

Audit Fees. Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company, the review of the financial statements included in the Company’s quarterly reports on Form 10-Q and the audit of management’s assessment of the Company’s internal control over financial reporting.

Audit-Related Fees. Audit-related fees were for professional services rendered related to accounting for the acquisition of Mystic Financial, Inc.

Tax Fees. Tax fees were for services related to tax compliance, tax planning, the review of tax issues in 2005 and 2004 in connection with the acquisition of Mystic Financial, Inc. and assistance in 2005 in addressing state tax issues relating to the Company’s equity investment in a specialty finance company.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee concluded that performing such services in 2005 did not affect the independent registered public accounting firm’s independence in performing their function as auditors of the Company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit-related fees paid in 2005 and 2004 were approved per the Audit Committee’s pre-approval policies.

In order to ratify the selection of KPMG LLP as the independent registered public accounting firm for the 2006 fiscal year, the proposal must receive the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 160 Washington Street, Brookline, Massachusetts 02445, no later than November 21, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS AND ADVANCE NOTICE PROCEDURES

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than 90 days before the date fixed for such meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder’s name, record address and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

The date on which the 2007 Annual Meeting of Stockholders is expected to be held is April 19, 2007. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2007 Annual Meeting of Stockholders must be given to the Company no later than January 19, 2007. If notice is received after January 19, 2007, it will be considered untimely, and the Company will not be required to present the matter at the 2007 Annual Meeting of Stockholders.

MISCELLANEOUS

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. Proxies also may be solicited personally or by mail, telephone or telegraph by the Company’s directors, officers and employees, without additional compensation therefor. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO PAUL R. BECHET, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, BROOKLINE BANCORP, INC., 160 WASHINGTON STREET, BROOKLINE, MASSACHUSETTS 02445, OR CALL AT 617-730-3500.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George C. Caner, Jr.
George C. Caner, Jr.
Corporate Secretary
Brookline, Massachusetts
March 14, 2006

EXHIBIT A

BROOKLINE BANCORP, INC.

Audit Committee Charter

January 17, 2006

I. Purpose

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”). Its primary function is to assist the Board in monitoring:

•                  the integrity of the Company’s financial statements

•                  the qualifications and independence of the Company’s independent auditor

•                  the performance of the Company’s internal audit function and independent auditor

•                  the Company’s disclosure controls and system of internal controls over financial reporting

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

The Committee should foster adherence to, and encourage continuous improvement of, the Company’s policies, procedures and practices. The Committee should also provide an open avenue of communication among financial and senior management, the internal audit function, the independent auditor and the Board.

The Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee will report regularly to the Board. The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

II. Composition and Meetings

The Committee shall be comprised of at least three directors, as determined by the Board. Each Committee member shall be an independent director, as defined by all applicable rules and regulations, including the listing standards of Nasdaq, and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience. The Board shall determine whether at least one member of the Committee qualifies as an “audit committee financial expert” in compliance with criteria established by the SEC and other relevant regulations. The existence of such member, including his or her name and whether he or she is independent, shall be disclosed in periodic filings as required by the SEC.

The members of the Committee shall be elected by the Board and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet at least quarterly or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may choose. As part of its responsibility to foster open communication, the Committee will meet periodically with management, the internal auditor and the independent auditor in separate executive sessions to discuss any matters that the Committee or each of those parties believe should be discussed privately. The Committee will meet quarterly with the independent auditor and management to discuss the Company’s financial statements.

III. Duties and Responsibilities

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

•                    Review and discuss with management and the independent auditor the Company’s annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•                    Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of the Company’s Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•                    Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

•                    Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•                    Review and discuss with management and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

•                    Review and discuss quarterly reports from the independent auditor on:

(a)              all critical accounting policies and practices used or to be used

(b)             all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

(c)              other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences

•                    Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

•                    Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•                    Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•                    Review with management, corporate counsel and the independent auditor the status of legal matters, including the significance of such matters on the Company’s financial statements, and the adequacy of disclosures regarding such matters in the Company’s financial statements and SEC filings.

•                    Review with management and the independent auditor all related party transactions and determine that all required disclosures are included in the Company’s annual report and annual proxy statement.

•                    Review with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, any difficulties encountered in the course of the audit, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•                    Review disclosures made to the Audit Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•                    Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company’s Relationship with the Independent Auditor

•                    Appoint, compensate and oversee the work performed by the independent auditor for the purpose of preparing an audit report on the Company’s financial statements or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditor in the event they arise. Consider whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence.

•                    Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law.

•                    Obtain and review a report from the independent auditor at least annually regarding:

(a)              the internal quality control procedures of the independent auditor’s firm

(b)             any material issues raised by the most recent internal quality control review, peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues

(c)              all relationships between the independent auditor and the Company

•                    Review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to non-significant exceptions permitted by the Sarbanes-Oxley Act of 2002) in accordance with the Company’s pre-approval policy presented on Attachment A hereto.

•                    Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

•                    Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

•                    Employees or former employees of the independent auditor who participated in any capacity in the audit of the Company will not be hired by the Company unless (a) it is determined that such a hiring would not violate any rules and regulations and (b) the hiring is pre-approved by the Board.

Oversight of the Company’s Internal Audit Function

•                    Review and approve the appointment and replacement of the senior internal audit executive or any independent firm engaged to perform internal audit services. If an independent firm is engaged, review the qualifications of the firm, including the lead auditor assigned to perform the audit services, and approve the fees for the services rendered.

•                    Review activities, organizational structure and qualifications of the internal audit function.

•                    Review the significant reports to management prepared by the internal auditor and management’s responses.

•                    Review the internal audit charter annually and recommend changes, if any.

•                    Review periodically with the independent auditor the budget, staffing and responsibilities of the internal audit function.

•                    Review periodically with the internal auditor any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function’s work.

Other Responsibilities

•                    Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any reports which raise material issues regarding the Company’s financial statements or accounting policies.

•                    Obtain from the independent auditor assurance that the Audit Committee has been adequately informed of any illegal act detected by, or which comes to the attention of, the independent auditor and that any specific conclusions reached by the independent auditor with respect to such illegal acts have been reported to the Audit Committee.

•                    Approve all related party transactions that require disclosure in the proxy statement pursuant to Item 404 of SEC Regulation S-K.

•                    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

IV. Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Attachment A

Audit Committee Pre-Approval Policy

I. Statement of Principles

The Audit Committee (the “Committee”) is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Committee.

The appendices to this policy describe the audit, audit-related and tax services that have the pre-approval of the Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Committee specifically provides for a different period. The Committee will revise the list of pre-approved services periodically based on subsequent determinations.

II. Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III. Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Committee. The Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual audit services engagement approved by the Committee, the Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. The Committee has pre-approved the audit services listed in Appendix A. All other audit services not listed in Appendix A must be pre-approved by the Committee.

IV. Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Committee believes that the provision of audit-related services does not impair the independence of the auditor and has pre-approved the audit-related services listed in Appendix B. All other audit-related services not listed in Appendix B must be pre-approved by the Committee.

V. Tax Services

The Committee believes that the independent auditor can provide tax services to the Company such as preparation of tax returns, tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations. The Committee has pre-approved the tax services listed in Appendix C. All tax services involving large and complex transactions not listed in Appendix C must be pre-approved by the Committee.

VI. All Other Services

All other services not addressed in the above sections may be provided by the independent auditor only if such services do not impair the auditor’s independence. The Committee has not pre-approved a list of other services. All other services require specific pre-approval by the Committee.

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Committee. Any proposed services exceeding these levels will require specific pre-approval by the Committee.

VIII. Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation to the Committee regarding the specific services to be provided.

IX. Procedures

Requests or applications to provide services that require approval by the Committee will be submitted to the Committee by both the independent auditor and the chief financial officer of the Company, and must include a statement by each of them as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Appendix A

Pre-Approved Audit Services for the Year 2006

Approved January 17, 2006

Service	Range of Fees

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g. comfort letters, consents), and assistance in responding to SEC comment letters

$1,000 - $25,000

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard-setting bodies. (Under SEC rules,  some consultations may be “audit” services rather than “audit-related” services)

$1,000 - $15,000

Appendix B

Pre-Approved Audit-Related Services for the Year 2006

Approved January 17, 2006

Service	Range of Fees

Agreed-upon procedures related to verification of calculations pertaining to the Company’s management performance bonus awards	$1,000 - $5,000

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard-setting bodies. (Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)

$1,000 - $15,000

Due diligence services pertaining to potential business acquisitions	$1,000 - $75,000

Appendix C

Pre-Approved Tax Services for the Year 2006

Approved January 17, 2006

Service	Range of Fees

Preparation of U.S. federal and state income and other tax returns	$20,000 - $50,000

Tax compliance and tax advisory services that do not impair independence	$5,000 - $20,000

Exhibit 1

Prohibited Non-Audit Services

•                  Bookkeeping or other services related to the accounting records or financial statements of the Company

•                  Financial information systems design and implementation

•                  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•                  Actuarial services

•                  Internal audit outsourcing services

•                  Management functions

•                  Human resources

•                  Broker-dealer, investment adviser or investment banking services

•                  Legal services

•                  Expert services unrelated to the audit

REVOCABLE PROXY

BROOKLINE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 20, 2006

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446 on April 20, 2006, at 10:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	VOTE WITHHELD
(except as marked to the contrary below)
1.	The election as Directors of all nominees listed below each to serve for a three-year term Dennis S. Aronowitz William G. Coughlin John J. Doyle, Jr. Charles H. Peck Joseph J. Slotnik	☐	☐

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 31, 2006.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 14, 2006 and audited financial statements.

Dated:	☐	Check Box if You Plan
to Attend Annual Meeting

PRINT NAME OF STOCKHOLDER		PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER		SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.